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                                                                 Exhibit (13)(d)


                                 PURCHASE AGREEMENT


          Purchase Agreement dated April 5, 1993 between IBM Mutual Funds, a business trust organized under the laws of the Commonwealth of Massachusetts (the "Trust"), and IBM Credit Corporation, a corporation organized under the laws of Delaware ("IBM Credit").

          WHEREAS, the Trust is an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

          WHEREAS, the Trust proposes to issue and sell shares of beneficial interest, par value $.001 per share (the "Shares"), of its IBM Municipal Bond Fund (the "Fund") to the public pursuant to a Registration Statement on Form N-1A filed with the Securities and Exchange Commission.

          NOW THEREFORE, the Trust and IBM Credit agree as follows:

               1. The Trust offers to sell to IBM Credit, and IBM Credit agrees to purchase from the Trust, one Share of the Fund at a price of $10.00 per Share on the date hereof.

               2. IBM Credit represents and warrants to the Trust that IBM Credit is acquiring the Share of the Fund for investment purposes only and that the Share will be sold only pursuant to a registration statement under the Securities Act of 1933, as amended, or an applicable exemption from those registration requirements.

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               3.   IBM Credit's right under this Purchase Agreement to purchase the Share is not assignable.

               IN WITNESS WHEREOF, the Trust and IBM Credit have caused their duly authorized officers and to execute this Purchase Agreement as of the date first above written.


                                        IBM MUTUAL FUNDS


                                        By:  /s/  Gail G. Cleary
                                           ----------------------------
                                        Name:  Gail G. Cleary
                                        Title: Vice President


                                        IBM CREDIT CORPORATION


                                        By:  /s/  Robert F. Talbot
                                           ----------------------------
                                        Name:  Robert F. Talbot
                                        Title: Vice President



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